Exhibit 99.04

                              FORBEARANCE AGREEMENT

 This AGREEMENT (this "AGREEMENT") is executed effective as of the 1st day of November, 2002, by and among RICHARD J. KROOP and DOLORES P.G. KROOP (hereinafter collectively referred to as "BORROWER"), and ZIONS FIRST NATIONAL BANK ("LENDER").

                                   WITNESSETH:

     WHEREAS,  Medical  Capital  Management,  Inc.  ("MCM")  heretofore  made  a
$300,000.00 loan (the "LOAN") to Borrower, which Loan is evidenced by that certain Deed of Trust Note (the "NOTE") dated July 15, 2001, in the original principal amount of $300,000.00, executed by Borrower and payable to the order of MCM; and

     WHEREAS, the Note is secured by, among other things, the lien and provisions of that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "DEED OF TRUST") executed by Borrower, as Trustor to Verdugo Services Corporation, Trustee for the benefit of MCM, dated as of July 15, 2001; and

     WHEREAS, the payment and performance of all of Borrower's obligations under the Note, the Deed of Trust and the other documents executed by Borrower in connection therewith (the Note, the Deed of Trust and such other documents are hereinafter collectively referred to as the "LOAN DOCUMENTS"); and

     WHEREAS, MCM subsequently assigned all of its right, title and interest in, to and under the Loan Documents to Lender pursuant to that certain Assignment of Note and Lien dated October 25, 2001; and

     WHEREAS, Borrower hereby acknowledges and agree that the Loan Documents are in default and, as a result, the Trust Property (as defined in the Deed of Trust and herein so called); and

     WHEREAS, Borrower has requested that Lender forebear from conducting a Foreclosure Sale and from exercising any of its rights and remedies under the Loan Documents as a consequence of the existing default described above and, subject to the terms hereof, Lender agrees to the foregoing.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  PAYMENT  OF   FORBEARANCE   FEE.  As  a  condition   precedent  to  the
effectiveness of this Agreement, Borrower shall pay to Lender as a forbearance fee the sum of $5,000.00 in cash in good and sufficient United States funds immediately available in Anaheim, California, with such payment to be made simultaneously with the execution of this Agreement.
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     2. PAYMENT OF LEGAL FEES.  Concurrently with the execution hereof, Borrower shall pay to Lender, the sum of $2,500.00, representing the fees and expenses incurred to date as counsel to Lender with respect to the preparation, negotiation and execution of this Agreement and all related documents and the transactions contemplated hereby and thereby. In the event additional legal fees are incurred by Lender subsequent to the date hereof with respect to the preparation, negotiation and execution of this Agreement and all related documents and the transactions contemplated hereby and thereby, Borrower shall pay any and all such amounts to Lender (or directly to its counsel) promptly upon demand therefor.

     3. PAYMENT OF INTEREST. Simultaneously with the execution of this Agreement, Borrower shall pay to Lender in cash in good and sufficient United States funds immediately available in Anaheim, California, any and all amounts necessary to bring all interest payments current.

     4. COST AND EXPENSE OF TITLE INSURANCE COMPANY. Borrower shall bear the entire cost of obtaining a policy of title insurance with respect to the Deed of Trust, acceptable in form and content to Lender.

     5. FORBEARANCE BY LENDER. Subject to Borrower's compliance with all the terms and provisions of this Agreement, Lender hereby agrees to forebear from conducting a Foreclosure Sale and from pursuing any of its rights and remedies under the Loan Documents until July 14, 2003, after which time Lender may pursue any and all rights and remedies available to it.

     6. BORROWER'S CONSENTS. Borrower hereby confirms and agrees that each of the Loan Documents remain in full force and effect, and the lien of the Deed of Trust is and remains a third priority perfected lien and security interest, securing payment of the obligations described therein. Each of the Loan Documents is and remains the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

     7. WAIVER. As additional consideration to the execution, delivery, and performance of this Agreement by Borrower and to induce Lender to enter into this Agreement, Borrower warrants and represents to Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lender or any defense to (a) the payment of any obligations and indebtedness under the Loan Documents, or (b) the performance of any of its respective obligations in respect to the Loan Documents, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, Borrower unconditionally and irrevocably waives and releases any and all claims and causes of action against tender and any defenses to its payment and performance obligations in respect to the Loan Documents, respectively. Notwithstanding any provision of this Agreement or any of the Loan Documents, this paragraph shall remain in full force and effect and shall survive the delivery of this Agreement.

     8. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender that (a) Borrower has no defenses to payment, counterclaim or rights of set-off with

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respect to their  respective  obligations  existing on the date hereof,  and (b)
except for the existing payment default, no default has occurred which is continuing under any of the Loan Documents.

     9. RELEASE AND COVENANT NOT TO SUE. BORROWER (COLLECTIVELY, THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES LENDER AND MCM AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE OR MAY HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT,
MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND
ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS, AND/OR THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL EXISTING CLAIMS OR CAUSES OF ACTION AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY OR IN THE FUTURE COULD SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT

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TO SUE THE  RELEASED  PARTIES  ON  ACCOUNT OF ANY OF THE  RELEASED  CLAIMS,  AND
EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE OR COME TO HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND/OR THIS AGREEMENT. THIS SECTION IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

     10. ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING LENDER'S AGREEMENT TO FOREBEAR FROM CONDUCTING A FORECLOSURE SALE OF THE PROPERTY (OR AT ANY TIME THEREAFTER), AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by Lender, and Borrower.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that neither Borrower may assign any rights or obligations under this Agreement or any of the Loan Documents without the prior written consent of Lender or its successors or assigns.

     12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN CALIFORNIA.

     13. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided, however, no party shall be bound by this Agreement until each of Lender and Borrower have executed a counterpart hereof. Execution of this Agreement via facsimile shall be effective, and signatures received via facsimile shall be binding upon the parties hereto and shall be effective as originals.

     14. FURTHER ASSURANCES. Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by Lender as necessary or advisable to carry out the intents and purposes of this Agreement.

     15. NO THIRD PARTY RIGHTS OR OBLIGATIONS. No person or entity not a party to or expressly identified by name in this Agreement as a beneficiary under this Agreement shall have any third-party beneficiary or other rights under this Agreement. Without limiting the foregoing, this Agreement shall not affect or impair in any manner whatsoever any rights, claims, actions, demands or causes of action which Lender may have against Borrower or the Trust Property or any other collateral for the indebtedness evidenced by the Loan Documents or otherwise under or with respect to the Loan Documents.

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     16. SEVERABILITY.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and court decisions. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to other persons or circumstances or other instruments referred to in this Agreement shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     17. NO PARTNERSHIP OR FIDUCIARY OBLIGATIONS. Lender and Borrower expressly acknowledge and agree that Lender has not formed, and is not hereby forming, with Borrower and/or any other party, a partnership, joint venture or any other similar entity, and this Agreement is not intended, and shall not be construed, to create any such entity or relationship. Furthermore, Lender and Borrower acknowledge and agree that Lender has no fiduciary obligations, of any type, with respect to Borrower or any such party. IN NO EVENT SHALL LENDER EVER BE LIABLE FOR ANY DEBTS, DUTIES OR OBLIGATIONS OF BORROWER OR WITH RESPECT TO THE TRUST PROPERTY (UNLESS EXPRESSLY ASSUMED BY LENDER IN WRITING).

     18. CONSTRUCTION. The terms, provisions and conditions of this Agreement represent the results of negotiations between Lender and Borrower, each of whom has either represented itself or has been represented by counsel of its own choosing, and none of whom has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms, provisions and conditions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Lender and Borrower expressly, knowingly and voluntarily, waive the application, in connection with the interpretation and construction of this Agreement, of any rule of law or procedure to the effect that ambiguous or conflicting terms, conditions or provisions shall be interpreted or construed against the party whose attorney prepared the executed version or any prior drafts of this Agreement.

     19. COOPERATION BY BORROWER. Upon request from Lender, from time to time, Borrower will reasonably cooperate with and assist Lender in connection with the enforcement by Lender of its rights and remedies under, and the defense of any claims with respect to, the Loan Documents and this Agreement. Borrower further agrees that, except for bona fide disputes arising after the date of this Agreement based upon the conduct of the parties to this Agreement after the date of this Agreement, they will not at any time challenge, contest or seek to set aside in whole or in part the transactions provided in this Agreement.

     20. HEADINGS. Descriptive headings are used in this Agreement for convenience only and shall not control, limit, amplify or otherwise modify or affect the terms and provisions of this Agreement or the meaning or construction of the terms and provisions of this Agreement.

     21. TIME OF ESSENCE. Time is of the essence of this Agreement and of each covenant and agreement that is to be performed at a particular time or within a particular period of time. However, if the date or the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of California, in such event, the date or the time of such period shall be extended to the next date which is not a Saturday, Sunday or legal holiday.

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     22.  ATTORNEYS'  FEES.  If it becomes  necessary for Lender to file suit to enforce this Agreement or any Loan Document, or any provision contained in this Agreement or any Loan Document, or to enforce any of its rights in regard thereto or to otherwise incur legal and/or related expenses concerning this Agreement, on demand from Lender, and without limitation of any other rights and remedies of Lender and Borrower agree to immediately reimburse Lender for the attorneys' fees and other costs incurred by Lender.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                        LENDER:

                                        ZIONS FIRST NATIONAL BANK,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                            Elizabeth A. Croucher,
                                            Assistant Vice President


                                        /s/ Richard J. Kroop
                                        ----------------------------------------
                                            Richard J. Kroop


                                        /s/ Dolores P.G. Kroop
                                        ----------------------------------------
                                            Dolores P.G. Kroop

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